Exhibit 99.1

COMPANY #

CONTROL #

Preliminary Copy

There are two ways to vote your proxy.

VOTE BY PHONE — CALL TOLL FREE — 1-800-240-6326

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11 a.m. (central time) on October 27, 2003.
•	You will be prompted to enter your 3-digit Company Number, 7-digit Control Number (these numbers are located on this card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Then follow the instructions of the automated program.
•	Your telephone vote authorizes your shares to be voted in the same manner as if you marked, signed and returned your proxy.

VOTE BY MAIL

•	Mark, sign and date your proxy card, and return it in the prepaid envelope we’ve provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card

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The First Data board of directors unanimously recommends that First Data shareholders vote FOR the issuance of shares of First Data common stock as contemplated by the merger agreement.

1.	TO APPROVE THE ISSUANCE OF SHARES OF FIRST DATA COMMON STOCK AS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 1, 2003, AMONG FIRST DATA CORPORATION, MONACO SUBSIDIARY CORPORATION, A WHOLLY OWNED SUBSIDIARY OF FIRST DATA CORPORATION, AND CONCORD EFS, INC.;	☐	For	☐	Against	☐	Abstain

2.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1. PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Preliminary Copy

FIRST DATA CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

October 28, 2003

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FIRST DATA CORPORATION	proxy

This proxy is solicited by the Board of Directors of First Data Corporation (First Data) for use at the special meeting on October 28, 2003 and at any adjournments or postponements of the special meeting.

By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of First Data common stock you held in your account on September 8, 2003 at the special meeting of shareholders of First Data, and any adjournment or postponement of such meeting, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished with this proxy, subject to the directions indicated on the reverse side of this card or through the telephone proxy procedures.

In their discretion, Mr. Fote and Mr. Whealy also are authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations and at their discretion on any other matters that may properly come before the meeting. If you do not sign and return a proxy, submit a proxy by telephone or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from First Data prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a joint proxy statement/prospectus furnished with this proxy card.

See reverse for voting instructions.